NEWS RELEASE

Contact: Alliance Data	Friedman’s Jewelers, Inc.
Ed Heffernan Analysts/Investors 972.348.5191 eheff@alldata.net	Maureen Busch Assistant General Counsel 912-201-6709 Maureen.Busch@friedmans.com

Shelley Whiddon – Media 972.348.4310 swhiddon@alldata.net

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT
WITH FRIEDMAN’S JEWELERS, THE THIRD-LARGEST U.S. JEWELRY RETAILER

DALLAS, Texas, July 6, 2006 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has signed a five-year agreement to provide private label credit card services for Friedman’s Jewelers. Headquartered in Savannah, Ga., Friedman’s Jewelers is the nation’s third-largest jewelry retailer with 422 locations. Friedman’s Jewelers offers moderately priced men’s and women’s jewelry and caters to value-conscious consumers.

Under terms of the agreement, Alliance Data will provide a full-service private label credit card solution including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

Sam Cusano, chief executive officer of Friedman’s Jewelers, said, “By implementing Alliance Data’s private label card program, we are giving our customers greater convenience and value while helping us grow our business and extend our brand. Through Alliance Data’s integrated credit and marketing services, we will have the ability to reach additional consumer segments by providing flexible promotional programs that appeal to the unique needs of a broader customer base. We believe Alliance Data’s expertise, knowledge of consumer purchase behavior and impressive credit and marketing tools will help us increase sales and grow our business.”

“We are pleased to add Friedman’s Jewelers to our growing list of clients, and believe our integrated credit and marketing-based solution will help them accomplish their growth objectives,” said Ivan Szeftel, president of Retail Services for Alliance Data. “Understanding the importance that credit plays in Friedman’s business, we have the unique ability to attract and help Friedman’s retain their best customers through our robust credit and marketing tools. Ultimately, we are helping them deliver greater value to their customers, increase sales and improve loyalty. The end result is a mutually beneficial relationship between Friedman’s and its customers.”

About Friedman’s Jewelers, Inc.

Friedman’s Jewelers opened its first store in 1920. Headquartered in Savannah, Georgia, it operates 422 stores in 20 states. For more information about the company, visit its website, www.friedmans.com.

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

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